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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

                    -----------------------------------


DATE OF REPORT:       JUNE 15, 2004
DATE OF EARLIEST EVENT REPORTED:    JUNE 11, 2004

                              COMMSCOPE, INC.
           (Exact name of registrant as specified in its charter)


     DELAWARE                      1-12929                     36-4135495
 (State or other          (Commission File Number)          (I.R.S. Employer
 jurisdiction of                                         Identification Number)
  incorporation)
                          1100 COMMSCOPE PLACE, SE
                                P.O. BOX 339

                       HICKORY, NORTH CAROLINA 28602

                      (Address of principal executive
                                  offices)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:              (828) 324-2200

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

Item 5. Other Events.
        ------------


Background of the Transaction
-----------------------------

     OFS BrightWave, LLC ("OFS BrightWave") was formed by The Furukawa Electric Co., Ltd. ("Furukawa") and CommScope, Inc. (the "Company") to operate certain optical fiber and fiber optic cable assets of the Optical Fiber Solutions Group acquired from Lucent Technologies Inc. ("Lucent") in November 2001.

     On November 15, 2001, the Company and Furukawa entered into an Amended and Restated Memorandum of Understanding (the "MOU") providing the terms and conditions for the Company's investment in OFS BrightWave. The Company originally issued 10,200,000 shares of its common stock, par value, $0.01 per share ("Common Stock"), to Lucent, valued at $203,388,000 in the aggregate, in lieu of a portion of the cash purchase price payable by Furukawa to Lucent. Of the amount paid by the Company, $173,388,000 represented its capital contribution for an 18.4% equity ownership interest in OFS BrightWave and the remaining $30,000,000 represented a revolving loan from the Company to OFS BrightWave under a revolving credit agreement (the "Revolving Credit Agreement"), dated as of November 16, 2001, between CommScope Optical Technologies, Inc. ("CommScope Optical"), a wholly owned subsidiary of the Company, and OFS BrightWave. The Company initially had a one-time, contractual right to sell its equity ownership interest in OFS BrightWave to Furukawa in 2004 for a cash payment equal to its original equity investment of $173,388,000.

     In October 2002, Furukawa and the Company purchased the 10,200,000 shares of Common Stock held by Lucent for $53,040,000 (the Company purchased 2,543,100 shares and Furukawa purchased 7,656,900 shares). In connection with the purchase in October 2002, the Company agreed with Furukawa to change from 2004 to 2006 the date when the Company could first exercise its contractual right to sell its equity ownership interest in OFS BrightWave to Furukawa for a cash payment equal to its original equity investment in OFS BrightWave. In addition, Furukawa granted to the Company the right to purchase all, but not less than all, of the shares of Common Stock owned by Furukawa and its affiliates for an amount payable in cash equal to 90% of the fair market value of such Common Stock based on the average closing price of the Common Stock on the New York Stock Exchange for a ten day period prior to the exercise of this right.

     Effective April 1, 2004, Furukawa contributed its ownership interest in certain additional manufacturing facilities to OFS BrightWave. Because the Company did not elect to make further corresponding investments in OFS BrightWave, this additional investment in OFS BrightWave by Furukawa reduced the Company's ownership percentage from 18.4% to 9.4%.

Restructuring of Relationship with Furukawa
-------------------------------------------

     On June 11, 2004, the Company assigned all of its rights and duties under the MOU to CommScope Optical (the "Assignment"). A copy of the Assignment is filed as Exhibit 10.1 hereto.

     On June 14, 2004, Commscope, Inc. of North Carolina, ("Commscope NC"), a wholly owned subsidiary of the Company, and OFS Fitel, LLC ("OFS Fitel"), a wholly owned subsidiary of Furukawa, entered into a four year optical fiber supply agreement (the "Supply Agreement"). A copy of the Supply Agreement is attached as Exhibit 10.2 hereto.

     On June 14, 2004, CommScope Optical and Furukawa entered into Amendment No. 2 to the MOU, which, among other things, (i) amended the date when CommScope Optical could first exercise its contractual right to sell its equity ownership interest in OFS BrightWave to Furukawa to any time on or after June 14, 2004 and (ii) changed the consideration receivable from Furukawa upon exercise of this right from $173,388,000 in cash to the 7,656,900 shares of Common Stock owned by Furukawa. A copy of Amendment No. 2 to the MOU is filed as Exhibit 10.3 hereto. On June 14, 2004, CommScope Optical exercised its contractual right to sell, and sold, its equity ownership interest in OFS BrightWave in exchange (the "Exchange Transaction") for the 7,656,900 shares of Common Stock owned by Furukawa (which represented approximately 12% of CommScope's outstanding Common Stock). As a result of the Exchange Transaction, the Company no longer owns any equity interest in OFS BrightWave and Furukawa no longer owns any shares of Common Stock of the Company.

     On June 14, 2004, the Company and Furukawa entered into a Letter Agreement (the "Letter Agreement") providing, among other things, that upon the closing of the transactions contemplated by Section 5.6 of the MOU as amended by Amendment No. 2 (i.e., the exercise of CommScope Optical's contractual right to sell its equity ownership interest in OFS BrightWave), each of the Stockholders Agreement, dated as of October 9, 2002, between the Company and Furukawa and the Registration Rights Agreement, dated as of October 9, 2002, between the Company and Furukawa would terminate. A copy of the Letter Agreement is filed as Exhibit 4.1 hereto.

     On June 14, 2004, CommScope Optical and OFS BrightWave entered into the Second Amendment to the Revolving Credit Agreement providing, among other things, for the deletion of the provision requiring repayment of the Revolving Credit Agreement upon exercise of CommScope Optical's contractual right to sell its equity ownership interest in OFS BrightWave. The Second Amendment to the Revolving Credit Agreement is attached as Exhibit 10.4 hereto.

     The existing $30,000,000 loan under the Revolving Credit Agreement due to the Company from OFS BrightWave will remain outstanding and is scheduled to mature in 2006. Although advances to OFS BrightWave had a carrying value of approximately $12,000,000 on CommScope's balance sheet as of March 31, 2004, the Company has now fully impaired this asset primarily due to market conditions for optical fiber and because the Company will no longer have an equity ownership interest in OFS BrightWave.

     The Company expects to record a net pretax gain of approximately $121.3 million, or approximately $1.24 per diluted share, net of tax, as a result of the Exchange Transaction during the second quarter of 2004. The value of the 7,656,900 shares of Common Stock acquired by CommScope Optical was determined using the closing market price of the Common Stock on the New York Stock Exchange on June 14, 2004.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

           (c)   Exhibit     Description
                 -------     -----------

                  4.1 Letter Agreement, dated June 14, 2004, by and between The Furukawa Electric Co., Ltd. and CommScope, Inc.

                 10.1 Assignment, dated June 11, 2004, by and between CommScope, Inc. and CommScope Optical Technologies, Inc.

                 10.2 Optical Fiber Supply Agreement, dated as of June 14, 2004, between Commscope, Inc. of North Carolina and OFS Fitel, LLC. Portions of this exhibit have been omitted pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                 10.3 Amendment No. 2, dated as of June 14, 2004, to the Amended and Restated Memorandum of Understanding dated as of November 15, 2001, as amended by Amendment No. 1 dated as of October 9, 2002, by and between The Furukawa Electric Co., Ltd. and CommScope Optical Technologies, Inc.

                 10.4 Second Amendment, dated as of June 14, 2004, to the Revolving Credit Agreement dated as of November 16, 2001, as amended by the First Amendment dated as of October 9, 2002, by and between CommScope Optical Technologies, Inc. and OFS BrightWave, LLC.

                 99.1 CommScope, Inc. press release relating to the restructuring of its relationship with The Furukawa Electric Co, Ltd. dated June 15, 2004.

Item 9. Regulation FD Disclosure.
        ------------------------

     On June 15, 2004, the Company issued a press release relating to the restructuring of its relationship with Furukawa, a copy of which is attached hereto as Exhibit 99.1 and is being furnished, not filed, pursuant to Item 9 of this Current Report on Form 8-K.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated: June 15, 2004

                                          COMMSCOPE, INC.


                                          By: /s/ Frank B. Wyatt, II
                                             ----------------------------------
                                               Frank B. Wyatt, II
                                               Senior Vice President, General
                                                 Counsel and Secretary

                             Index of Exhibits

Exhibit No.                      Description
----------                       -----------

4.1 Letter Agreement, dated June 14, 2004, by and between The Furukawa Electric Co., Ltd. and CommScope, Inc.

10.1              Assignment, dated June 11, 2004, by and between
                  CommScope, Inc. and CommScope Optical Technologies, Inc.

10.2 Optical Fiber Supply Agreement, dated as of June 14, 2004, between Commscope, Inc. of North Carolina and OFS Fitel, LLC. Portions of this exhibit have been omitted pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

10.3 Amendment No. 2 dated, as of June 14, 2004, to the Amended and Restated Memorandum of Understanding dated as of November 14, 2001, as amended by Amendment No. 1 dated as of October 9, 2002, by and between The Furukawa Electric Co., Ltd. and CommScope Optical Technologies, Inc.

10.4 Second Amendment, dated as of June 14, 2004, to the Revolving Credit Agreement dated as of November 16, 2001, as amended by the First Amendment dated as of October 9, 2002, by and between CommScope Optical Technologies, Inc. and OFS BrightWave, LLC.

99.1 CommScope, Inc. press release relating to the restructuring of its relationship with The Furukawa Electric Co, Ltd. dated June 15, 2004.